UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 8, 2011

CHINA EDUCATION ALLIANCE, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	001-34386	56-2012361
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall	150090
Harbin, People’s Republic of China	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: 86-451-8233-5794

Copies to:
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 4, 2011, in the process of preparing its quarterly report on Form 10-Q for the quarter ended September 30, 2011, management of the Company became aware that the Company’s financial statements in the quarterly reports for the quarters ended March 31, 2011 and June 30, 2011 erroneously did not include interest income of $381,476 for the quarter ended March 31, 2011 and $381,745 for the quarter ended June 30, 2011, related to the loan made to Nanchang Institute of Technology and the tax effect of $57,222 for the quarter ended March 31, 2011 and $57,262 for the quarter ended June 30, 2011.  On November 8, 2011, the Company’s Audit Committee and Board of Directors, determined that the financial statements included in the quarterly reports for the quarters ended March 31, 2011 and June 30, 2011 cannot be relied on and instructed the Company’s Chief Financial Officer to restate such financial statements and file amendments to such financial statements as soon as practicable.

The Company’s Audit Committee and Board of Directors, as well as its management have discussed the matters in this Current Report on Form 8-K with Sherb & Co., LLP, the Company’s independent public registered accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION ALLIANCE, INC.

Dated: November 8, 2011
	By:	/s/ Xiqun Yu
Name: Xiqun Yu
Title: Chief Executive Officer